SECURITY INTEREST AND PLEDGE AGREEMENT

THIS AGREEMENT made the 13th day of May, 2011

BETWEEN:

LITHIUM EXPLORATION GROUP INC. a Nevada company having an office at 3200 N. Hayden Road, Suite 300, Scottsdale, Arizona 85251

(the "**Company**" or the "**Secured Party**")

AND:

ALEX WALSH, a businessman with an address at 320 E Fairmont Dr. Tempe, AZ 85282

(the "**Walsh**")

WHEREAS:

A. To assist in providing the Company with greater flexibility and the ability to enter into business relationships and financing arrangements (collectively, the "**Obligations**"), Walsh has agreed to pledge certain shares of common stock of the Company ("**Common Stock**") to be allocated to assist in the performance of the Obligations, as the Company may require from time to time.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Pledge.

(a) To secure any Obligations, Walsh hereby pledges to the Secured Party, TEN MILLION (10,000,000) shares of Common Stock (the "**Pledged Securities**" or "**Collateral**").

2. Obligations Secured. During the term hereof, the Collateral shall be used by the Company to secure the performance by the Company and such third parties of certain obligations that they may enter into.

3. Representations and Warranties. Walsh hereby represents and warrants to the Secured Party that except for the security interest granted under this Agreement, Walsh is the sole legal and equitable owner of the Collateral in which he purports to grant a pledge and security interest hereunder, having good, marketable title thereto and that the Secured Party shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

4. Covenants. Walsh covenants and agrees with the Secured Party that from and after the date of this Agreement and until August 31, 2011:

(a) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Secured Party, Walsh shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Party may reasonably deem desirable to obtain the full benefit of this Agreement.

(b) Walsh agrees that he will not, without the prior written consent of the Secured Party, consent to, permit or suffer to occur any sale, transfer, hypothecation, lien, charge, pledge or encumbrance or use of any of the Collateral adversely affecting the interest of the Secured Party therein.

5. Rights and Remedies Upon Event of Default.

(a) If any Event of Default shall occur and be continuing, the Secured Party shall have the right to redeem and cancel the Pledged Securities. For purposes of this Agreement, "Event of Default" shall mean any default in the performance by Walsh of any allocation of the Collateral as directed by the Company.

(b) Except as specifically provided for herein, Walsh hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or the Collateral.

6. Voting Rights. Unless and until the Secured Party has exercised its rights under this Pledge Agreement to foreclose its security interest in the Collateral, Walsh shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

7. Term of Agreement. This Agreement shall continue in full force and effect until August 31, 2011.

8. Counterparts. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the Agreement.

9. Entire Agreement. Save as provided herein and in the instruments and documents, contemplated and provided for hereunder, this Agreement contains the whole agreement between the parties with respect to the granting of a security interest in respect of the Loan Obligations and there are no other terms, conditions, representations or warranties with respect thereto except as contained herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed effective as of the date first above written.

LITHIUM EXPLORATION GROUP INC.

Authorized Signatory - Alex Walsh - CEO

ALEX WALSH